Exhibit 99.2

Supplemental Information

Fourth Quarter 2004

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation

Results Overview

Full Year 2004

•	Net income of $14.1 billion or $3.69 per diluted share compared to a reported $3.57 in 2003.

Excluding merger and restructuring charges of $618 million, $411 million after tax, earnings were $3.80 per diluted share, 6% over 2003.

Merger and restructuring charges in 2004 include $343 million merger charge and $68 million for recently announced infrastructure initiative.

•	Revenue of $48.9 billion increased 29% over 2003.

•	The primary driver of this reported growth is the addition of Fleet results in 2004 which closed April 1, 2004.

Further comments will refer to proforma statements (as filed on a Form 8-K/A with the SEC on January 18, 2005) including Fleet results for both years for a more meaningful comparison. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

•	Revenue of $52.2 billion increased 4% over 2003 with strong net interest income growth and steady noninterest income fees.
•	8% net interest income growth was led by strength in consumer lending and deposit gathering as well as interest rate risk management activity. This growth was slightly offset by the impact of lower corporate loan balances and a lower contribution from trading related assets.

•	Higher equity investment gains, card income, trading profits and service fees were offset by lower mortgage banking and other income to hold noninterest fees flat year to year.

•	Securities gains for the year were $2,172 million as the company repositioned the securities portfolio for expected interest rate moves. Securities gains for 2003 were $1,069 million.

•	Noninterest expense, excluding merger and restructuring charges of $28.5 billion increased 4%.

•	$909 million in merger cost saves in 2004 were offset by higher litigation costs and mutual fund related matters.

•	Other expenses rose in connection with transacting higher business volumes and personnel costs associated with business growth in new branches and premier banking.

•	Provision expense of $2,769 million decreased 28% from 2003 driven by improvements in commercial asset quality.

•	Business highlights:

•	Number of net new checking accounts grew by 2.1 million.

•	Number of net new savings accounts grew by 2.6 million.

•	Opened 5.6 million new credit card accounts.

•	Active online banking users increased to 12.4 million while bill payers reached 5.8 million and volume increased to more than $25 billion in 2004.

•	Product sales in 3Q04 increased 21% over same period in 2003 on a proforma basis.

•	Core deposits continue to grow climbing to $527 billion and have increased $44 billion or 9% over 2003 on a proforma basis as a result of improved customer delight, improved sales processes and new product offerings.

•	Loans grew 6% to $505 billion on a proforma average basis with strength in card and consumer real estate and moderate steady commercial growth offset somewhat by large corporate loans declining.

•	Assets under management ended the year at $451 billion and reflect a continued shift in mix of assets to more equities and less cash and fixed income.

•	Banc of America securities grew market share in several debt products in 2004 and maintained the #2 position in syndicated lending.

•	Returned more than $8.8 billion to shareholders in 2004 through dividends and net share repurchases.

•	Total return to shareholders including stock price improvement as well as dividends in 2004 was 21.4% beating the performance of all large cap banking competitors as well as twice the rate of the S & P 500.

•	Merger integration ahead of schedule.

•	Cost savings are on track. $909 million in 2004.

•	Banking center rebranding has been completed.

•	Customer delight continued to improve throughout the year reaching its highest point in December.

•	Added 174,000 net new checking accounts and 193,000 net new savings accounts in legacy Fleet franchise in 2004.

•	Sales per seller per day doubled in the Northeast from less than 2 at merger date to more than 4.

•	More than 100,000 Northeast customers have accepted offers to become Premier Banking customers.

•	“Cross-footprint” transaction volume is steadily increasing. More than 750,000 transactions completed in most recent quarter.

Bank of America Corporation

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Year-to- Date 2004	Year-to- Date 2003	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
Income statement
Total revenue	$48,894	$37,914	$13,714	$12,587	$13,062	$9,531	$9,635
Provision for credit losses	2,769	2,839	706	650	789	624	583
Gains on sales of securities	2,123	941	101	732	795	495	139
Noninterest expense	27,027	20,155	7,334	7,021	7,242	5,430	5,288
Income tax expense	7,078	5,051	1,926	1,884	1,977	1,291	1,177
Net income	14,143	10,810	3,849	3,764	3,849	2,681	2,726
Diluted earnings per common share	3.69	3.57	0.94	0.91	0.93	0.91	0.92
Average diluted common shares issued and outstanding	3,823,943	3,030,356	4,106,040	4,121,375	4,131,290	2,933,402	2,978,962
Dividends paid per common share	$1.70	$1.44	$0.45	$0.45	$0.40	$0.40	$0.40
Performance ratios
Return on average assets	1.35%	1.44%	1.33%	1.37%	1.41%	1.29%	1.42%
Return on average common shareholders’ equity	16.83	21.99	15.63	15.56	16.63	22.16	22.42
Book value per share of common stock	$24.56	$16.63	$24.56	$24.14	$23.51	$16.85	$16.63
Market price per share of common stock:
Closing price	$46.99	$40.22	$46.99	$43.33	$42.31	$40.49	$40.22
High closing price for the period	47.44	41.77	47.44	44.98	42.72	41.38	41.25
Low closing price for the period	38.96	32.82	43.62	41.81	38.96	39.15	36.43
Market capitalization	190,147	115,911	190,147	175,446	171,891	117,056	115,911
Number of banking centers-domestic	5,885	4,277	5,885	5,829	5,774	4,272	4,277
Number of ATMs-domestic	16,771	13,241	16,771	16,728	16,672	13,168	13,241
Full-time equivalent employees	175,742	133,549	175,742	175,523	177,986	134,374	133,549

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	Year-to- Date 2004	Year-to- Date 2003	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
Net interest income	$29,513	$22,107	$7,956	$7,836	$7,751	$5,970	$5,745
Total revenue	49,610	38,557	13,920	12,758	13,232	9,700	9,794
Net interest yield	3.26%	3.40%	3.18%	3.30%	3.31%	3.26%	3.43%
Efficiency ratio	54.48	52.27	52.69	55.03	54.73	55.98	53.98

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by GAAP (generally accepted accounting principles) that excludes merger and restructuring charges. We believe that the exclusion of the merger and restructuring charges, which represent incremental costs to integrate Bank of America and FleetBoston’s operations and include costs related to an infrastructure initiative undertaken in the third quarter to simplify the Corporation’s business model, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Shareholder value added (SVA) is a key measure of performance not defined by GAAP that is used in managing our growth strategy orientation and strengthening our focus on generating long-term growth and shareholder value. SVA is used in measuring the performance of our different business units and is an integral component for allocating resources. Each business segment has a goal for growth in SVA reflecting the individual segment’s business and customer strategy.

Other companies may define or calculate supplemental financial data differently. See the Tables below for supplemental financial data and corresponding reconciliation to GAAP financial measures for the years ended December 31, 2004 and 2003, and the quarters ended December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003.

Reconciliation of net income to operating earnings

	Year-to- Date 2004	Year-to- Date 2003	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
Net income	$14,143	$10,810	$3,849	$3,764	$3,849	$2,681	$2,726
Merger and restructuring charges	618	—	272	221	125	—	—
Related income tax benefit	(207)	—	(91)	(74)	(42)	—	—

Operating earnings	$14,554	$10,810	$4,030	$3,911	$3,932	$2,681	$2,726

Operating basis
Diluted earnings per common share	$3.80	$3.57	$0.98	$0.95	$0.95	$0.91	$0.92
Return on average assets	1.39%	1.44%	1.39%	1.42%	1.44%	1.29%	1.42%
Return on avg common shareholders’ equity	17.32	21.99	16.37	16.17	16.99	22.16	22.42
Efficiency ratio	53.23	52.27	50.73	53.30	53.79	55.98	53.98
Reconciliation of net income to shareholder value added
Net income	$14,143	$10,810	$3,849	$3,764	$3,849	$2,681	$2,726
Amortization of intangibles	664	217	209	200	201	54	54
Merger and restructuring charges, net of tax benefit	411	—	181	147	83	—	—
Capital charge	(9,235)	(5,406)	(2,705)	(2,658)	(2,542)	(1,330)	(1,337)

Shareholder value added	$5,983	$5,621	$1,534	$1,453	$1,591	$1,405	$1,443

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Year-to- Date 2004	Year-to- Date 2003	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003
Interest income
Interest and fees on loans and leases	$28,216	$21,668	$7,922	$7,508	$7,237	$5,549	$5,580
Interest and dividends on securities	7,265	3,068	2,068	2,078	1,907	1,212	726
Federal funds sold and securities purchased under agreements to resell	2,043	1,373	712	484	413	434	506
Trading account assets	4,016	3,947	1,035	960	1,009	1,012	912
Other interest income	1,687	1,507	461	457	424	345	322

Total interest income	43,227	31,563	12,198	11,487	10,990	8,552	8,046

Interest expense
Deposits	6,275	4,908	1,829	1,711	1,529	1,206	1,178
Short-term borrowings	4,434	1,871	1,543	1,152	1,019	720	515
Trading account liabilities	1,317	1,286	352	333	298	334	317
Long-term debt	2,404	2,034	724	626	563	491	450

Total interest expense	14,430	10,099	4,448	3,822	3,409	2,751	2,460

Net interest income	28,797	21,464	7,750	7,665	7,581	5,801	5,586

Noninterest income
Service charges	6,989	5,618	1,891	1,899	1,783	1,416	1,436
Investment and brokerage services	3,627	2,371	1,007	972	1,013	635	619
Mortgage banking income (loss)	414	1,922	156	(250)	299	209	292
Investment banking income	1,886	1,736	497	438	547	404	458
Equity investment gains	861	215	424	220	84	133	215
Card income	4,588	3,052	1,380	1,257	1,156	795	815
Trading account profits	869	409	269	184	413	3	27
Other income	863	1,127	340	202	186	135	187

Total noninterest income	20,097	16,450	5,964	4,922	5,481	3,730	4,049

Total revenue	48,894	37,914	13,714	12,587	13,062	9,531	9,635
Provision for credit losses	2,769	2,839	706	650	789	624	583
Gains on sales of securities	2,123	941	101	732	795	495	139
Noninterest expense
Personnel	13,473	10,446	3,532	3,540	3,639	2,762	2,697
Occupancy	2,379	2,006	648	622	621	488	514
Equipment	1,214	1,052	326	309	318	261	263
Marketing	1,349	985	337	364	367	281	268
Professional fees	836	844	275	207	194	160	224
Amortization of intangibles	664	217	209	200	201	54	54
Data processing	1,325	1,104	371	340	330	284	301
Telecommunications	730	571	216	180	183	151	158
Other general operating	4,439	2,930	1,148	1,038	1,264	989	809
Merger and restructuring charges	618	—	272	221	125	—	—

Total noninterest expense	27,027	20,155	7,334	7,021	7,242	5,430	5,288

Income before income taxes	21,221	15,861	5,775	5,648	5,826	3,972	3,903
Income tax expense	7,078	5,051	1,926	1,884	1,977	1,291	1,177

Net income	$14,143	$10,810	$3,849	$3,764	$3,849	$2,681	$2,726

Net income available to common shareholders	$14,127	$10,806	$3,844	$3,759	$3,844	$2,680	$2,725

Per common share information
Earnings	$3.76	$3.63	$0.95	$0.93	$0.95	$0.93	$0.93

Diluted earnings	$3.69	$3.57	$0.94	$0.91	$0.93	$0.91	$0.92

Dividends paid	$1.70	$1.44	$0.45	$0.45	$0.40	$0.40	$0.40

Average common shares issued and outstanding	3,758,507	2,973,407	4,032,979	4,052,304	4,062,384	2,880,306	2,926,494

Average diluted common shares issued and outstanding	3,823,943	3,030,356	4,106,040	4,121,375	4,131,290	2,933,402	2,978,962

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Balance Sheet

(Dollars in millions)	December 31, 2004	September 30, 2004	December 31, 2003

Assets
Cash and cash equivalents	$28,936	$29,252	$27,084
Time deposits placed and other short-term investments	12,361	11,021	8,051
Federal funds sold and securities purchased under agreements to resell	91,360	104,570	76,492
Trading account assets	93,587	102,925	68,547
Derivative assets	30,235	25,398	29,009
Securities:
Available-for-sale	194,743	163,438	66,382
Held-to-maturity, at cost	330	420	247

Total securities	195,073	163,858	66,629

Loans and leases	521,837	511,639	371,463
Allowance for loan and lease losses	(8,626)	(8,723)	(6,163)

Loans and leases, net of allowance	513,211	502,916	365,300

Premises and equipment, net	7,517	7,884	6,036
Mortgage servicing rights	2,482	2,453	2,762
Goodwill	45,262	44,709	11,455
Core deposit intangibles and other intangibles	3,887	3,726	908
Other assets	86,546	74,117	57,210

Total assets	$1,110,457	$1,072,829	$719,483

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$163,833	$155,406	$118,495
Interest-bearing	396,645	380,956	262,032
Deposits in foreign offices:
Noninterest-bearing	6,066	5,632	3,035
Interest-bearing	52,026	49,264	30,551

Total deposits	618,570	591,258	414,113

Federal funds purchased and securities sold under agreements to repurchase	119,741	142,992	78,046
Trading account liabilities	36,654	36,825	26,844
Derivative liabilities	17,928	12,721	15,062
Commercial paper and other short-term borrowings	75,921	61,585	34,980
Accrued expenses and other liabilities (includes $402, $446 and $416 of Reserve for unfunded lending commitments)	41,243	28,851	27,115
Long-term debt	100,755	100,586	75,343

Total liabilities	1,010,812	974,818	671,503

Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 1,090,189; 1,090,189 and 2,539,200 shares	271	271	54
Common stock and additional paid-in capital, $0.01 par value; authorized - 7,500,000,000; 7,500,000,000 and 5,000,000,000 shares; issued and outstanding - 4,046,546,212; 4,049,062,685 and 2,882,287,572 shares	44,236	44,756	29
Retained earnings	58,006	55,979	50,198
Accumulated other comprehensive loss	(2,587)	(2,669)	(2,148)
Other	(281)	(326)	(153)

Total shareholders’ equity	99,645	98,011	47,980

Total liabilities and shareholders’ equity	$1,110,457	$1,072,829	$719,483

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior period has not been restated.

Bank of America Corporation

Capital Management

(Dollars in millions)

	4Q04*	3Q04	2Q04	1Q04	4Q03
Tier 1 capital	$64,281	$62,981	$61,883	$45,515	$44,050
Total capital	92,266	91,326	90,267	67,484	66,651
Risk-weighted assets	793,523	779,858	754,386	588,770	561,294
Tier 1 capital ratio	8.10%	8.08%	8.20%	7.73%	7.85%
Total capital ratio	11.63	11.71	11.97	11.46	11.87
Ending equity / ending assets	8.97	9.14	9.35	6.10	6.67
Ending capital / ending assets	9.85	10.00	10.25	6.86	7.51
Average equity / average assets	8.51	8.79	8.52	5.84	6.32
Leverage ratio	5.82	5.92	5.83	5.43	5.73

*Preliminary data on risk-based capital

Share Repurchase Program

34.1 million common shares were repurchased in the fourth quarter of 2004 as a part of ongoing share repurchase programs.

80.6 million shares remain outstanding under the 2004 authorized program.

31.5 million shares were issued in the fourth quarter of 2004.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Fourth Quarter 2004			Third Quarter 2004			Fourth Quarter 2003
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$15,620	$128	3.24%	$14,726	$127	3.45%	$11,231	$49	1.71%
Federal funds sold and securities purchased under agreements to resell	149,226	712	1.90	128,339	484	1.50	96,713	506	2.08
Trading account assets	110,585	1,067	3.85	98,459	975	3.96	94,630	926	3.91
Securities	171,173	2,083	4.87	169,515	2,095	4.94	59,197	742	5.01
Loans and leases(1):
Residential mortgage	178,879	2,459	5.49	175,046	2,371	5.41	142,482	1,931	5.41
Home equity lines	48,336	609	5.01	44,309	514	4.62	23,206	255	4.36
Direct/Indirect consumer	39,526	551	5.55	38,951	538	5.49	33,422	478	5.67
Credit card	49,366	1,351	10.88	45,818	1,265	10.98	32,734	810	9.83
Other consumer(2)	7,557	153	8.07	7,693	152	7.91	7,737	124	6.37

Total consumer	323,664	5,123	6.31	311,817	4,840	6.19	239,581	3,598	5.98

Commercial - domestic	121,412	1,917	6.28	122,093	1,855	6.04	90,309	1,612	7.08
Commercial - foreign	18,828	272	5.76	18,251	245	5.34	11,594	101	3.45
Commercial real estate	31,355	392	4.98	30,792	344	4.44	19,616	211	4.27
Commercial lease financing	20,204	254	5.01	20,125	233	4.64	9,971	93	3.71

Total commercial	191,799	2,835	5.88	191,261	2,677	5.57	131,490	2,017	6.09

Total loans and leases	515,463	7,958	6.15	503,078	7,517	5.95	371,071	5,615	6.02

Other earning assets	35,937	456	5.08	34,266	460	5.33	33,938	369	4.32

Total earning assets(3)	998,004	12,404	4.96	948,383	11,658	4.90	666,780	8,207	4.90

Cash and cash equivalents	31,028			29,469			22,975
Other assets, less allowance for loan and lease losses	123,519			118,831			74,431

Total assets	$1,152,551			$1,096,683			$764,186

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$36,927	$36	0.39%	$36,823	$35	0.38%	$25,494	$19	0.30%
NOW and money market deposit accounts	234,596	589	1.00	233,602	523	0.89	155,369	400	1.02
Consumer CDs and IRAs	109,243	711	2.59	101,250	668	2.63	73,246	476	2.58
Negotiable CDs, public funds and other time deposits	7,563	81	4.27	5,654	69	4.85	6,195	44	2.81

Total domestic interest-bearing deposits	388,329	1,417	1.45	377,329	1,295	1.37	260,304	939	1.43

Foreign interest-bearing deposits(4):
Banks located in foreign countries	17,953	275	6.11	17,864	307	6.83	13,225	177	5.34
Governments and official institutions	5,843	33	2.21	5,021	22	1.80	2,654	11	1.58
Time, savings and other	30,459	104	1.36	29,513	87	1.17	20,019	51	1.02

Total foreign interest-bearing deposits	54,255	412	3.02	52,398	416	3.16	35,898	239	2.65

Total interest-bearing deposits	442,584	1,829	1.64	429,727	1,711	1.58	296,202	1,178	1.58

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	252,384	1,543	2.43	226,025	1,152	2.03	144,082	517	1.42
Trading account liabilities	37,387	352	3.74	37,706	333	3.51	38,298	317	3.28
Long-term debt	99,588	724	2.91	98,361	626	2.54	70,596	450	2.55

Total interest-bearing liabilities(3)	831,943	4,448	2.13	791,819	3,822	1.92	549,178	2,462	1.78

Noninterest-bearing sources:
Noninterest-bearing deposits	167,352			158,151			122,638
Other liabilities	55,156			50,321			44,077
Shareholders’ equity	98,100			96,392			48,293

Total liabilities and shareholders’ equity	$1,152,551			$1,096,683			$764,186

Net interest spread			2.83			2.98			3.12
Impact of noninterest-bearing sources			0.35			0.32			0.31

Net interest income/yield on earning assets		$7,956	3.18%		$7,836	3.30%		$5,745	3.43%

(1)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance of $3,473 and $3,644 in the fourth and third quarters of 2004, and $3,938 in the fourth quarter of 2003, respectively; foreign consumer of $3,523 and $3,304 in the fourth and third quarters of 2004, and $1,939 in the fourth quarter of 2003, respectively; and consumer lease financing of $561 and $745 in the fourth and third quarters of 2004, and $1,860 in the fourth quarter of 2003, respectively.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $496 and $531 in the fourth and third quarters of 2004, respectively, and $884 in the fourth quarter of 2003. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $156 and $217 in the fourth and third quarters of 2004, respectively, and $90 in the fourth quarter of 2003. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Year Ended December 31
	2004			2003
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$14,254	$362	2.54%	$9,056	$172	1.90%
Federal funds sold and securities purchased under agreements to resell	128,981	2,043	1.58	78,857	1,373	1.74
Trading account assets	104,616	4,092	3.91	97,222	4,005	4.12
Securities	150,171	7,326	4.88	70,666	3,131	4.43
Loans and leases(1):
Residential mortgage	167,298	9,074	5.42	127,059	6,872	5.41
Home equity lines	39,400	1,835	4.66	22,890	1,040	4.55
Direct/Indirect consumer	38,078	2,093	5.50	32,593	1,964	6.03
Credit card	43,435	4,653	10.71	28,210	2,886	10.23
Other consumer(2)	7,717	594	7.70	8,865	588	6.63

Total consumer	295,928	18,249	6.17	219,617	13,350	6.08

Commercial - domestic	114,644	7,126	6.22	93,458	6,729	7.20
Commercial - foreign	16,505	849	5.15	12,970	460	3.54
Commercial real estate	28,085	1,263	4.50	20,042	862	4.30
Commercial lease financing	17,483	819	4.68	10,061	395	3.92

Total commercial	176,717	10,057	5.69	136,531	8,446	6.19

Total loans and leases	472,645	28,306	5.99	356,148	21,796	6.12

Other earning assets	34,635	1,814	5.24	37,599	1,729	4.60

Total earning assets(3)	905,302	43,943	4.85	649,548	32,206	4.96

Cash and cash equivalents	28,511			22,637
Other assets, less allowance for loan and lease losses	110,847			76,871

Total assets	$1,044,660			$749,056

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,959	$119	0.35%	$24,538	$108	0.44%
NOW and money market deposit accounts	214,542	1,921	0.90	148,896	1,236	0.83
Consumer CDs and IRAs	94,770	2,533	2.67	70,246	2,784	3.96
Negotiable CDs, public funds and other time deposits	5,977	290	4.85	7,627	130	1.70

Total domestic interest-bearing deposits	349,248	4,863	1.39	251,307	4,258	1.69

Foreign interest-bearing deposits(4):
Banks located in foreign countries	18,426	1,040	5.64	13,959	403	2.89
Governments and official institutions	5,327	97	1.82	2,218	31	1.40
Time, savings and other	27,739	275	0.99	19,027	216	1.14

Total foreign interest-bearing deposits	51,492	1,412	2.74	35,204	650	1.85

Total interest-bearing deposits	400,740	6,275	1.57	286,511	4,908	1.71

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	227,558	4,434	1.95	140,458	1,871	1.33
Trading account liabilities	35,326	1,317	3.73	37,176	1,286	3.46
Long-term debt	93,330	2,404	2.58	68,432	2,034	2.97

Total interest-bearing liabilities(3)	756,954	14,430	1.91	532,577	10,099	1.90

Noninterest-bearing sources:
Noninterest-bearing deposits	150,819			119,722
Other liabilities	52,704			47,553
Shareholders’ equity	84,183			49,204

Total liabilities and shareholders’ equity	$1,044,660			$749,056

Net interest spread			2.94			3.06
Impact of noninterest-bearing sources			0.32			0.34

Net interest income/yield on earning assets		$29,513	3.26%		$22,107	3.40%

(1)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance, foreign consumer and consumer lease financing of $3,735, $3,020 and $962 for the year ended December 31, 2004, respectively, and $4,137, $1,977 and $2,751 for the year ended December 31, 2003, respectively.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $2,400 and $2,972 in the years ended December 31, 2004 and 2003, respectively. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $888 and $305 in the years ended December 31, 2004 and 2003, respectively. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Business Segment View

Net Income

Fourth Quarter 2004

Revenue

Fourth Quarter 2004

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consumer and Small Business Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Total revenue(2)	$26,857	$20,930	$7,589	$7,025	$7,153	$5,090	$5,344
Provision for credit losses	3,341	1,678	1,243	1,000	662	436	448
Net income	6,548	5,706	1,763	1,683	1,889	1,213	1,431
Shareholder value added	3,390	4,367	802	753	1,016	819	1,048
Return on average equity	19.89%	42.25%	17.46%	17.34%	20.52%	30.98%	37.49%
Efficiency ratio(2)	49.64	49.37	47.37	49.85	49.03	53.62	50.55
Selected Average Balance Sheet Components
Total loans and leases	$137,357	$92,776	$154,506	$150,334	$145,862	$98,395	$95,408
Total deposits	314,652	240,371	336,593	339,565	339,575	242,359	248,156
Total earning assets	323,426	243,175	347,986	349,708	347,677	247,776	253,135
Period End (in billions)
Mortgage servicing portfolio	$259.1	$246.5	$259.1	$254.2	$253.3	$247.6	$246.5
Mortgage originations:
Retail	57.6	91.8	12.7	11.7	19.2	14.0	11.7
Wholesale	30.0	39.3	5.7	5.2	9.3	9.8	6.7

(1)	Consumer and Small Business major subsegments are Consumer Banking, Consumer Products and Small Business Banking.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consumer Channel

*	preliminary data

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 12.4 million subscribers. This represents an active customer penetration rate of 49.7%.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

5.8 million active bill pay users paid $25.1 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 300 companies are presenting 12.6 million e-bills per quarter.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Card Services Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures

Consumer Credit Card Outstandings:
On-balance sheet (Period end)	$51,726	$34,814	$51,726	$47,521	$42,195	$36,087	$34,814
Managed (Period end)	58,629	36,596	58,629	55,399	51,990	37,296	36,596
On-balance sheet (Average)	43,435	28,210	49,366	45,589	43,177	35,303	32,734
Managed (Average)	50,295	31,552	56,444	54,419	53,136	36,855	34,783
Managed Income Statement:
Total revenue	$8,140	$4,786	$2,354	$2,267	$2,173	$1,346	$1,342
Provision for credit losses	3,555	1,977	1,335	994	760	466	555
Noninterest expense	2,172	1,369	700	544	546	382	379

Income before income taxes	$2,413	$1,440	$319	$729	$867	$498	$408

Shareholder Value Added	$1,137	$660	$89	$403	$407	$238	$192

Merchant Acquiring Business:
Processing volume (millions)	145,093	79,686	75,383	24,898	23,239	21,573	21,150
Total transactions (millions)	2,781	1,183	1,756	374	342	309	312
Consumer Credit Card Credit Quality:
On-balance sheet:
Charge-offs $	$2,305	$1,514	$691	$586	$585	$443	$423
Charge-offs %	5.31%	5.37%	5.57%	5.09%	5.45%	5.05%	5.12%
Managed:
Losses $	$2,829	$1,691	$837	$753	$776	$463	$451
Losses %	5.63%	5.36%	5.90%	5.48%	5.88%	5.05%	5.14%
Managed delinquency %: (2)
30+	n/a	n/a	4.37%	4.30%	3.86%	3.75%	3.93%
90+	n/a	n/a	2.13	1.98	1.76	1.81	1.77

n/a = not applicable

(1)	Card Services includes Consumer and Small Business Credit Card and Merchant Services.

(2)	3Q04 has been adjusted for an understatement related to an available-for-sale portfolio acquired with the Fleet acquisition.

Represents financial statement presentation with certain reclassifications to reflect securitization activity.

Certain prior period amounts have been reclassified among the segments to conform to the current period classification.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Commercial Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Total revenue(2)	$6,722	$4,517	$1,946	$1,824	$1,748	$1,204	$1,201
Provision for credit losses	(241)	458	(188)	(60)	(20)	27	98
Net income	2,833	1,471	887	824	657	465	410
Shareholder value added	884	846	282	221	74	307	252
Return on average equity	15.34%	25.01%	15.47%	14.40%	11.86%	31.41%	27.68%
Efficiency ratio(2)	36.84	39.75	34.47	34.20	41.39	38.05	40.09
Selected Average Balance Sheet Components
Total loans and leases	$129,671	$93,378	$142,610	$140,083	$139,156	$96,577	$94,996
Total deposits	53,088	31,461	59,549	58,175	59,866	34,636	34,053
Total earning assets	135,098	97,888	148,904	145,806	144,706	100,709	99,734

(1)	Commercial Banking major subsegments are Middle Market Banking, Commercial Real Estate Banking, Dealer Financial Services, Business Capital and Leasing.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate and Investment Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Total revenue(2)	$9,049	$8,334	$2,203	$2,062	$2,621	$2,163	$1,935
Provision for credit losses	(459)	303	(207)	(158)	5	(99)	(83)
Net income	1,950	1,794	596	475	415	464	512
Shareholder value added	891	893	308	186	132	265	305
Return on average equity	19.46%	21.35%	21.81%	17.34%	15.43%	24.91%	26.38%
Efficiency ratio(2)	72.45	63.91	69.43	72.95	75.87	70.92	65.62
Selected Average Balance Sheet Components
Total loans and leases	$34,237	$36,640	$34,246	$35,781	$37,985	$28,917	$31,034
Total deposits	76,884	66,095	83,354	74,345	80,692	69,101	62,997
Total earning assets	276,768	230,773	307,147	271,279	275,531	261,711	242,062

(1)	Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three subsegments: Global Investment Banking, Global Credit Products and Global Treasury Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate and Investment Banking

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Trading-related Revenue
Net interest income(1)	$2,039	$2,239	$417	$448	$597	$577	$523
Trading account profits	1,028	587	233	137	390	268	27

Total trading-related revenue	$3,067	$2,826	$650	$585	$987	$845	$550

Trading-related revenue by product
Fixed income	$1,547	$1,352	$283	$299	$456	$509	$228
Interest rate(1)	667	954	93	118	289	167	166
Foreign exchange	757	551	233	164	171	189	155
Equities(2)	195	344	75	40	83	(3)	61
Commodities	45	(45)	33	18	(4)	(2)	2

Market-based trading-related revenue	3,211	3,156	717	639	995	860	612
Credit portfolio hedges(3)	(144)	(330)	(67)	(54)	(8)	(15)	(62)

Total trading-related revenue	$3,067	$2,826	$650	$585	$987	$845	$550

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Investment Banking Income
Securities underwriting	$920	$962	$209	$219	$275	$217	$232
Syndications	521	407	140	128	174	79	106
Advisory services	310	229	94	66	73	77	76
Other	32	38	7	7	10	8	12

Total investment banking income	$1,783	$1,636	$450	$420	$532	$381	$426

(1)	Fully taxable-equivalent basis

(2)	Does not include commissions from equity transactions which where were $666 and $648 for the year ended December 31, 2004 and 2003, respectively and $173, $153, $168, $172 and $167 for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003.

(3)	Includes credit default swaps used for credit risk management.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate & Investment Banking Strategic Progress Continues

Source: Thomson Financial except Syndicated Loans from Loan Pricing Corporation.

Significant US market share gains

Banc of America Securities increased market share in high yield, mortgage-backed securities, convertible debt and public finance.

•	#2 in leveraged loans, ranked by dollar volume, with 19.4% market share

•	#1 in leveraged loans, ranked by number of deals

•	#2 syndicated lender, ranked by dollar volume, with 20.0% market share

•	#1 syndicated lender, ranked by number of deals

•	High yield debt market share increased over YTD03, from 9.1% to 10.9%

Bank of America Corporation

Wealth and Investment Management Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Total revenue(2)	$5,918	$4,030	$1,676	$1,601	$1,540	$1,101	$1,203
Provision for credit losses	(20)	11	(3)	(18)	10	(9)	7
Net income	1,584	1,234	477	469	392	246	428
Shareholder value added	782	854	239	246	172	125	313
Return on average equity	20.17%	33.94%	20.39%	21.27%	18.01%	21.71%	39.08%
Efficiency ratio(2)	58.28	52.11	55.72	54.95	59.42	65.45	44.83
Selected Average Balance Sheet Components
Total loans and leases	$44,049	$37,675	$47,948	$45,646	$44,109	$38,434	$37,660
Total deposits	83,049	53,996	102,488	87,904	77,069	64,467	59,784
Total earning assets	85,277	55,385	104,925	90,146	79,296	66,470	62,073
Period End (in billions)
Assets under management	$451.5	$296.7	$451.5	$429.5	$439.6	$298.7	$296.7
Client brokerage assets	149.9	88.8	149.9	141.9	144.9	91.0	88.8
Assets in custody	107.0	49.9	107.0	104.0	105.2	50.6	49.9

Total client assets	$708.4	$435.4	$708.4	$675.4	$689.7	$440.3	$435.4

(1)	Wealth and Investment Management includes five primary subsegments: Columbia Management Group, The Private Bank, Banc of America Investments, Premier Banking and Other Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for period after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Corporate Other Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Total revenue(2)	$1,064	$746	$506	$246	$170	$142	$111
Provision for credit losses	148	389	(139)	(114)	132	269	113
Net income(3)	1,228	605	126	313	496	293	(55)
Shareholder value added	36	(1,339)	(97)	47	197	(111)	(475)
Selected Average Balance Sheet Components
Total loans and leases	$127,331	$95,679	$136,153	$131,234	$130,046	$111,753	$111,973
Total deposits	23,886	14,310	27,952	27,889	25,105	14,512	13,850
Total earning assets	84,733	22,327	89,042	91,444	91,310	58,142	9,776

Corporate Other Sub-Segment Results

	Year-to-Date		Quarterly
	2004	2003	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03
Key Measures
Latin America(4)
Total revenue(2)	$834	$33	$295	$262	$268	$9	$5
Provision for credit losses	(195)	89	(88)	(157)	(7)	57	25
Net income	310	(48)	126	151	66	(33)	(16)
Shareholder value added	180	(47)	83	106	23	(32)	(15)
Equity Investments
Total revenue(2)	$440	($256)	$338	$115	$6	($19)	($55)
Provision for credit losses	4	25	4	—	—	—	21
Net income	192	(249)	189	47	(14)	(30)	(67)
Shareholder value added	(111)	(475)	96	(28)	(94)	(85)	(124)
Other
Total revenue(2)	($210)	$969	($127)	($131)	($104)	$152	$161
Provision for credit losses	339	275	(55)	43	139	212	67
Net income	726	902	(189)	115	444	356	28
Shareholder value added	(33)	(817)	(276)	(31)	268	6	(336)

(1)	Corporate Other consists primarily of Latin America, Equity Investments, noninterest income, revenue and security gains and noninterest expense associated with the Asset and Liability Management (ALM) process, and the results of certain consumer finance and commercial lending businesses that are being liquidated.

(2)	Fully taxable-equivalent basis

(3)	Includes merger and restructuring charges, net of taxes, of $411 in year-to-date 2004, $181 in 4Q04, $147 in 3Q04 and $83 in 2Q04.

(4)	Excludes Mexico, which is included in Global Corporate and Investment Banking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Outstanding Loans and Leases

(Dollars in millions)

	December 31 2004	December 31 2003	Increase (Decrease) from 12/31/03
Residential mortgage	$178,103	$140,513	$37,590
Home equity lines	50,126	23,859	26,267
Direct/Indirect consumer	40,513	33,415	7,098
Credit card	51,726	34,814	16,912
Other consumer(1)	7,439	7,558	(119)

Total consumer	327,907	240,159	87,748

Commercial - domestic	122,095	91,491	30,604
Commercial - foreign	18,401	10,754	7,647
Commercial real estate(2)	32,319	19,367	12,952
Commercial lease financing	21,115	9,692	11,423

Total commercial	193,930	131,304	62,626

Total	$521,837	$371,463	$150,374

(1)	Includes consumer finance, foreign consumer and consumer lease financing of $3,395, $3,563 and $481 at December 31, 2004, respectively, and $3,905, $1,969 and $1,684 at December 31, 2003, respectively.

(2)	Includes domestic and foreign commercial real estate loans of $31,879 and $440 at December 31, 2004, respectively, and $19,043 and $324 at December 31, 2003, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Commercial Utilized Credit Exposure by Industry(1)

(Dollars in millions)

	December 31 2004	December 31, 2003	% Increase (Decrease) from 12/31/03
Real Estate (2)	$36,672	$22,228	65%
Diversified financials	25,932	20,427	27
Banks	25,265	25,088	1
Retailing	23,149	15,152	53
Education and government	17,429	13,919	25
Individuals and trusts	16,110	14,307	13
Materials	14,123	8,860	59
Consumer durables and apparel	13,427	8,313	62
Leisure and sports, hotels and restaurants	13,331	10,099	32
Transportation	13,234	9,355	41
Health care equipment and services	12,643	7,064	79
Capital goods	12,633	8,244	53
Commercial services and supplies	11,944	7,206	66
Food, beverage and tobacco	11,687	9,134	28
Energy	7,579	4,348	74
Media	6,232	4,701	33
Insurance	5,851	3,638	61
Religious and social organizations	5,710	4,272	34
Utilities	5,615	5,012	12
Food and staples retailing	3,610	1,837	97
Technology hardware and equipment	3,398	1,941	75
Software and services	3,292	1,655	99
Telecommunication services	3,030	2,526	20
Automobiles and components	1,894	1,326	43
Pharmaceuticals and biotechnology	994	466	113
Household and personal products	371	302	23
Other	3,132	1,474	112

Total	$298,287	$212,894	40

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held for sale and commercial letters of credit.

(2)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the Real Estate industry is defined based upon the borrower’s primary business activity using operating cash flow and source of repayment as key factors.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior period has not been restated.

Bank of America Corporation

Nonperforming Assets

(Dollars in millions)

	4Q04	3Q04	2Q04	1Q04	4Q03
Residential mortgage	$554	$532	$537	$486	$531
Home equity lines	66	51	42	35	43
Direct/Indirect consumer	33	26	31	31	28
Other consumer	85	94	99	61	36

Total consumer	738	703	709	613	638

Commercial - domestic	855	991	1,246	1,229	1,388
Commercial - foreign	267	473	503	331	578
Commercial real estate	87	136	164	115	142
Commercial lease financing	266	243	257	66	127

Total commercial	1,475	1,843	2,170	1,741	2,235

Total nonperforming loans and leases	2,213	2,546	2,879	2,354	2,873
Nonperforming securities(1)	140	157	156	—	—
Foreclosed properties	102	133	144	131	148

Total nonperforming assets(2)	$2,455	$2,836	$3,179	$2,485	$3,021

Loans past due 90 days or more and still accruing (3)	$1,294	$1,120	$939	$795	$860
Nonperforming assets / Total assets	0.22%	0.26%	0.31%	0.31%	0.42%
Nonperforming assets / Total loans, leases and foreclosed properties	0.47	0.55	0.64	0.66	0.81
Nonperforming loans and leases / Total loans and leases	0.42	0.50	0.58	0.63	0.77
Allowance for credit losses:
Allowance for loan and lease losses	$8,626	$8,723	$8,767	$6,080	$6,163
Reserve for unfunded lending commitments	402	446	486	401	416

Total	$9,028	$9,169	$9,253	$6,481	$6,579

Allowance for loan and lease losses / Total loans and leases	1.65%	1.70%	1.76%	1.62%	1.66%
Allowance for loan and lease losses / Total nonperforming loans and leases	390	343	305	258	215
Commercial criticized exposure	$10,249	$12,025	$13,420	$10,401	$12,650
Commercial criticized exposure / Commercial utilized exposure	3.44%	4.13%	4.73%	4.94%	5.94%

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Primarily related to international securities held in the available-for-sale portfolio.

(2)	Balances do not include $151, $100, $103, $82 and $202 of nonperforming assets, primarily loans held for sale, included in Other Assets at December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004, and December 31, 2003, respectively.

(3)	3Q04 has been adjusted for an understatement related to an available-for-sale portfolio acquired with the Fleet acquisition.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Year-to-Date Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	Year Ended December 31
	2004		2003
	Amount	Percent	Amount	Percent
Residential mortgage	$36	0.02%	$40	0.03%
Home equity lines	15	0.04	12	0.05
Direct/Indirect consumer	208	0.55	181	0.55
Credit card	2,305	5.31	1,514	5.37
Other consumer	193	2.51	255	2.89

Total consumer	2,757	0.93	2,002	0.91

Commercial - domestic	177	0.15	633	0.68
Commercial - foreign	173	1.05	306	2.36
Commercial real estate	(3)	(0.01)	41	0.20
Commercial lease financing	9	0.05	124	1.23

Total commercial	356	0.20	1,104	0.81

Total net charge-offs	$3,113	0.66	$3,106	0.87

By Business Segment:
Consumer & small business banking	$2,594	1.89%	$1,764	1.90%
Commercial banking	182	0.14	446	0.48
Global corporate & investment banking	127	0.37	438	1.20
Wealth & investment management	6	0.01	9	0.02
Corporate other	204	0.16	449	0.47

Total net charge-offs	$3,113	0.66	$3,106	0.87

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	4Q04		3Q04		2Q04		1Q04		4Q03
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$6	0.01%	$7	0.02%	$12	0.03%	$11	0.03%	$13	0.04%
Home equity lines	4	0.03	2	0.02	5	0.05	4	0.07	(3)	(0.04)
Direct/Indirect consumer	55	0.55	56	0.57	49	0.50	48	0.56	48	0.57
Credit card	691	5.57	586	5.09	585	5.45	443	5.05	423	5.12
Other consumer(1)	45	2.39	49	2.53	42	2.10	57	3.07	66	3.37

Total consumer	801	0.98	700	0.89	693	0.92	563	0.93	547	0.91

Commercial - domestic	27	0.09	25	0.08	76	0.25	49	0.22	93	0.41
Commercial - foreign	5	0.09	(4)	(0.09)	66	1.47	106	3.98	76	2.60
Commercial real estate	1	0.02	1	0.02	(3)	(0.04)	(2)	(0.05)	9	0.18
Commercial lease financing	11	0.21	(3)	(0.07)	(3)	(0.06)	4	0.17	—	0.00

Total commercial	44	0.09	19	0.04	136	0.28	157	0.48	178	0.54

Total net charge-offs	$845	0.65	$719	0.57	$829	0.67	$720	0.77	$725	0.77

By Business Segment:
Consumer & small business banking	$768	1.98%	$662	1.75%	$665	1.83%	$499	2.04%	$485	2.02%
Commercial banking	45	0.12	43	0.12	32	0.09	62	0.26	75	0.31
Global corporate & investment banking	(25)	(0.29)	(6)	(0.07)	69	0.73	89	1.24	50	0.64
Wealth & investment management	3	0.03	1	0.01	(4)	(0.04)	6	0.06	(1)	(0.01)
Corporate other	54	0.16	19	0.06	67	0.21	64	0.23	116	0.41

Total net charge-offs	$845	0.65	$719	0.57	$829	0.67	$720	0.77	$725	0.77

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Includes lease financing of $5, $7, $5, $10 and $10 for the quarters ended December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004, and December 31, 2003, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Selected Emerging Markets (1)

(Dollars in millions)	Loans and Loan Commitments	Other Financing (2)	Derivative Assets	Securities/ Other Investments (3,4)	Total Cross- border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Foreign Exposure December 31, 2004	Increase/ (Decrease) from December 31, 2003
Region/Country
Latin America
Argentina	$181	$105	$0	$89	$375	$16	$391	$80
Brazil (7)	1,179	268	19	122	1,588	1,837	3,425	2,754
Chile	215	122	1	3	341	839	1,180	1,049
Mexico (8)	578	148	136	2,004	2,866	0	2,866	83
Other Latin America (9)	311	180	144	248	883	192	1,075	358

Total Latin America	2,464	823	300	2,466	6,053	2,884	8,937	4,324

Asia Pacific
Hong Kong (10)	225	57	307	129	718	401	1,119	249
India	311	268	140	225	944	548	1,492	(73)
Singapore	200	23	70	47	340	0	340	(227)
South Korea	290	477	89	213	1,069	314	1,383	(235)
Taiwan	214	114	82	42	452	875	1,327	786
Other Asia Pacific (9)	81	80	58	278	497	157	654	(222)

Total Asia Pacific	1,321	1,019	746	934	4,020	2,295	6,315	278

Central and Eastern Europe (9)	7	30	31	173	241	0	241	(29)

Total	$3,792	$1,872	$1,077	$3,573	$10,314	$5,179	$15,493	$4,573

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Asia Pacific excluding Japan, Australia and New Zealand; and all countries in Central and Eastern Europe excluding Greece.

(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.

(3)	Amounts outstanding for Other Latin America and Other Asia Pacific have been reduced by $196 and $14, respectively, at December 31, 2004 and $173 and $13, respectively, at December 31, 2003. These amounts represent the fair value of U.S. Treasury securities held as collateral outside the country of exposure.

(4)	Cross-border resale agreements are presented based on the domicile of the counterparty because the counterparty has the legal obligation for repayment. For regulatory reporting under Federal Financial Institutions Examination Council (FFIEC) guidelines, cross-border resale agreements are presented based on the domicile of the issuer of the securities that are held as collateral.

(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.

(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Management subtracts local funding or liabilities from local exposures as allowed by the FFIEC. Total amount of local country exposure funded by local liabilities at December 31, 2004 was $17,189 compared to $5,336 at December 31, 2003. Local country exposure funded by local liabilities at December 31, 2004 in Latin America and Asia Pacific was $9,098 and $8,091, respectively, of which $4,240 was in Brazil, $3,432 in Hong Kong, $2,596 in Singapore, $1,662 in Argentina, $1,210 in Chile and $1,092 in Mexico. There were no other countries with local country exposure funded by local liabilities greater than $500 million.

(7)	The Corporation has certain risk mitigation instruments associated with Brazil including insurance contracts, other trade-related transfer risk mitigation and third party funding. Ability to file a claim under insurance policies vary with the country’s current political and economic environment.

Risk Mitigation	Brazil
Total foreign exposure, December 31, 2004	$3,425
Less: Insurance contracts	369
Other trade-related transfer risk mitigation	950
Third party funding	286

Total foreign exposure net of risk mitigation, December 31, 2004	$1,820

(8)	Includes $1,859 related to Grupo Financiero Santander Serfin acquired in the first quarter of 2003.

(9)	Other Latin America, Other Asia Pacific, and Central and Eastern Europe include countries each with total foreign exposure of less than $500 million.

(10)	Local country exposure net of local liabilities to Hong Kong consisted of $622 of commercial exposure at December 31, 2004 compared to $608 of commercial exposure at December 31, 2003.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.